Exhibit 99.1

News release

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HP Files Appeal in Patent Dispute with Cornell University

PALO ALTO, Calif., April 10, 2009 — HP today announced that it has filed an appeal in its patent dispute with Cornell University and the Cornell Research Foundation (“Cornell”).

On March 30, 2009, the U.S. District Court issued several post-trial decisions reducing the amount of an earlier jury verdict returned in favor of Cornell from $184 million to approximately $53 million.

HP will be increasing its reserve to reflect the latest developments in the case and expects to record a 1 to 2 cent charge to second quarter fiscal year 2009 earnings per share (EPS). After a review of the preliminary financial results of the first two months of this fiscal quarter, HP’s second quarter FY09 EPS outlook remains unchanged excluding this one-time charge.

The patent dispute between HP and Cornell relates to allegations that HP’s PA-8000 family of microprocessors, and servers and workstations incorporating those processors, infringed a patent that describes a way of executing microprocessor instructions. The patent in the litigation expired on February 21, 2006, and therefore the litigation will not affect future sales of HP products.

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This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of earnings or other financial items; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; the execution and performance of contracts by HP and its customers, suppliers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring and integration plans; the possibility that the expected benefits of business combination transactions may not materialize as expected; the resolution of pending investigations, claims and disputes; and other risks that are described from time to time in HP’s Securities and Exchange Commission reports, including HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008 and HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2009. In particular, the financial information set forth in this release reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts. HP assumes no obligation and does not intend to update these forward-looking statements.

© 2009 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. The only warranties for HP products and services are set forth in the express warranty statements accompanying such products and services. Nothing herein should be construed as constituting an additional warranty. HP shall not be liable for technical or editorial errors or omissions contained herein.